UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006
BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (251) 431-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2006, the Company entered into a Junior Subordinated Indenture (the "Indenture") with Wilmington Trust Company, as Trustee, and an Amended and Restated Trust Agreement (the "Trust Agreement"), with Wilmington Trust Company as Property Trustee and Delaware Trustee and with certain Administrative Trustees, pursuant to which BancTrust Financial Group (AL) Statutory Trust #2 (the "Trust"), a newly created wholly owned subsidiary of the Company, issued $15,000,000 of its floating rate preferred securities (the "Preferred Securities"). The Preferred Securities are fully and unconditionally guaranteed by the Company on a subordinated basis pursuant to a Guarantee Agreement (the "Guarantee Agreement") between the Company and Wilmington Trust Company, as Guarantee Trustee. The Trust also issued $464,000 of its common securities (the "Common Securities") to the Company.

The Trust is a statutory trust organized under the laws of Delaware. The sole purposes of the Trust are to issue and sell the Preferred Securities and the Common Securities and to use the proceeds from such sale to acquire $15,464,000 of floating rate junior subordinated notes (the "Notes") issued by the Company to the Trust.

On December 21, 2006, the Company issued the Notes. The proceeds of the sale of the Notes to the Trust will be used to repay a $7,500,000 bank loan and for other general corporate purposes. The Preferred Securities and the Common Securities are issued pursuant to the Trust Agreement. The Notes are issued pursuant to the Indenture. The Notes pay interest quarterly at a rate equal to LIBOR plus 1.64%. So long as no Event of Default, as defined in the Indenture, has occurred, the Company shall have the right at any time and from time to time to defer payment of interest on the Notes for a period of up to twenty (20) consecutive quarterly interest payment periods. Distributions of interest and principal on the Preferred Securities and Common Securities are made at the rate and on the date that payments of interest are made on the Notes. Terms relating to deferral of interest, redemption and default on the Common Securities and the Preferred Securities are the same as those for the Notes. The Notes are due on January 30, 2037.

On any interest payment date on or after January 30, 2012, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal balance owed together with accrued interest.

The indebtedness represented by the Notes is subordinate and junior in right of payment to the prior payment in full of all Senior Debt, as defined in the Indenture, which includes the principal of and any premium and interest on all Debt, as defined in the Indenture, of the Company, except for the Company's Junior Subordinated Debentures issued to BankTrust Financial (AL) Statutory Trust I on December 29, 2003, which are equal in priority to the Notes.

If the Company defaults in the payment of any installment of interest on any Note or default is made in the payment of the principal or premium of any Note at the maturity thereof, the Company, will, upon demand of the Trustee, pay to the Trustee for the benefit of the holders of the Notes, the whole amount due and payable on the Notes.

The Trustee or the holders of not less than twenty-five percent (25%) of the principal amount of the Notes outstanding may declare the principal amount of the Notes due and payable upon:

    A default in the payment of any interest on any Note following the non-payment of such interest for twenty or more consecutive quarterly interest payment periods; or

    entry by a court of an order adjudging the Company as a bankrupt or insolvent or approving a petition seeking reorganization or other similar relief; or

    the institution by the Company of proceedings to be adjudicated as a bankrupt or insolvent or the consent by the Company to the institution of such action; or

    either a court or administrative or governmental agency shall enter a decree or order for the appointment of a receiver of a Major Bank Subsidiary, as defined in the Indenture, or a Major Bank Subsidiary consents to the appointment of a receiver for it or substantially all of its property; or

    the Trust shall have voluntarily or involuntarily liquidated, dissolved, wound up its business or terminated its existence, except in connection with the distribution of the Notes to the holders of the Preferred Securities in liquidation of their interest in the Trust, or the redemption of all of the Outstanding Preferred Securities, or certain mergers as permitted by the Trust Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, the Board of Directors of BancTrust Financial Group, Inc. (the "Company") approved, and the parties executed and delivered, the final form of new Change in Control Compensation Agreements for two of the Company's named executive officers, Michael D. Fitzhugh and Bruce C. Finley, Jr. The changes, initial board approval of which was announced by the filing of a current report on Form 8-K on May 17, 2006, are as follows: Mr. Fitzhugh's agreement, which is with BankTrust chartered in Florida, was amended to increase the amount of cash payment to which he would be entitled if his payment right under the agreement were triggered from one and one-half times average annual earnings to three times average annual earnings. Mr. Finley's agreement, which is with BankTrust chartered in Alabama, was amended to increase the amount of cash payment to which he would be entitled if his payment right under the agreement were triggered from one times average annual earnings to three times average annual earnings. In addition, the time following termination after which benefits would be paid under these agreements was increased to three years for both of them, from one and one-half years for Mr. Fitzhugh and from one year for Mr. Finley. A copy of the revised Change in Control Compensation Agreements for Mr. Fitzhugh and Mr. Finley are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01.	Exhibits.

(c) The following materials are included as Exhibits to this Current Report on Form 8-K:

10.1.	Change in Control Compensation Agreement dated December 20, 2006, by and between BankTrust (Florida) and Michael D. Fitzhugh.

10.2.	Change in Control Compensation Agreement dated December 20, 2006 by and between BankTrust (Alabama) and Bruce C. Finley, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
DATE: December 22, 2006	By: /s/F. Michael Johnson
F. Michael Johnson
Chief Financial Officer